CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Centre American Select Equity Fund, Centre Global ex-U.S. Select Equity Fund, Centre Multi-Asset Real Return Fund, Centre Active U.S. Treasury Fund and Centre Active U.S. Tax Exempt Fund, each a series of Centre Funds under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
 January 27, 2016

COHEN FUND AUDIT SERVICES, LTD. | CLEVELAND | MILWAUKEE | NEW YORK | 216.649.1700

Registered with the Public Company Accounting Oversight Board.